UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ] Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[X] Definitive Additional Materials

[  ] Soliciting Material Under Rule 14a-12

PCS EDVENTURES!.COM, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computer on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[  ] Fee paid previously with preliminary materials:

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date File:

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit and post such files).

Yes [X] No [  ]

PCS Edventures!.com, Inc.

345 Bobwhite Ct STE 200

Boise, ID 83706

Important Notice

Regarding the Internet Availability of our Proxy Statement and Related Materials to our stockholders regarding the approval of our 2016 Proxy Statement

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, PCS Edventures!.com, Inc., an Idaho corporation (the “Company”), has elected to provide Internet access to its Proxy Statement and Related Materials, and which collectively with this Notice of Internet Availability and Notice of Annual Meeting of Stockholders, constitute the Proxy Statement, Proxy Card, and our10-K for our fiscal year ended March 31, 2016, (the “Proxy Soliciting Materials”), rather than mailing paper copies. This process will allow us to reduce postage, printing expenses and unnecessary paper waste.

This communication presents only an overview of the more complete Proxy Soliciting Materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in these materials.

The approval of Proposals 1-4 will become effective on a date that is at least 40 days from the mailing of the Notice of Internet Availability to our stockholders, which effective date is anticipated to be September 23, 2016, except for amendments to our Articles of Incorporation, if approved, which will be effective on filing with the State of Idaho, if approved.

Proposed Items for Shareholder Vote:

1.	To elect the current members of our Board of Directors;
2.	Ratification of the election of M&K CPAs, PLLC, as our independent registered public accounting firm for our fiscal year ending March 31, 2017;
3.	Amend our Articles of Incorporation to increase our authorized shares of common stock from 100,000,000 no par value shares to 150,000,000 no par value shares;
4.	To increase the shares of common stock available for grants, incentives or other purposes under our 2009 Incentive Equity Plan from 8,000,000 to 10,000,000; and
5.	To transact such other business as may properly come before the Annual Meeting (and any adjournment thereof), all in accordance with the accompanying Proxy Statement.

Provided a quorum is reached, shareholder voting must occur between August 12, 2016 (the “Mailing Date”) and September 23, 2016 . The Board of Directors recommend shareholders vote FOR proposals 1-4. Passing proposals will be effective immediately following the meeting, except as otherwise indicated in the Proxy Soliciting Materials.

How to Access the Information Statement:

The Proxy Statement, Proxy Card, and Company 10-K for the fiscal year ended March 31, 2016, are available online under the heading “CORPORATE” at: http://pcsv.global.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before September 22, 2016, to facilitate timely delivery.

TO ORDER A PAPER OR E-MAIL COPY OF THESE MATERIALS:
1.	Call our toll-free number at (800) 429-3110
2.	Visit our website at http://pcsv.global
3.	Send us an email at Robert@edventures.com. Please list your control number contained below and clearly identify the reports you are requesting and the name and address or email address to which the material should be sent.

Control #: 0000-0000-0000